                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               ETF Advisors Trust
                               ------------------
             (Exact name of registrant as specified in its charter)

            State of Delaware                             See Below
  ----------------------------------------     ---------------------------------
  (State of incorporation or organization)     (IRS Employer Identification No.)

       c/o ALPS Distributors, Inc.
  370 17th Street Suite 3100, Denver, CO            80202
  ----------------------------------------     ----------------
  (Address of principal executive offices)        (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class    Exchange                   I.R.S. Employer
        to be Registered                                  Identification Number

        Treasury 1 FITR ETF    American Stock Exchange    11-3652608

        Treasury 2 FITR ETF    American Stock Exchange    11-3652612

        Treasury 5 FITR ETF    American Stock Exchange    11-3652613

        Treasury 10 FITR ETF   American Stock Exchange    52-2376751


 If this form relates to the registration of a class of securities pursuant to
     Section 12(b) of the Exchange Act and is effective pursuant to General
                Instruction A.(c), check the following box. [X]

 If this form relates to the registration of a class of securities pursuant to
     Section 12(g) of the Exchange Act and is effective pursuant to General
                Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-89968

     Securities to be registered pursuant to Section 12(g) of the Act: None.


     Item 1. Description of Registrant's Securities to be registered:

For a description of the securities in the ETF Advisors, Treasury FITRS Series, reference is made to the Registrant's Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A dated October 1, 2002 (Securities Act file number 333-89968 and Investment Company Act file number 811-21115), which is incorporated herein by reference.

     Item 2. Exhibits

1. Registrant's Agreement and Declaration of Trust dated May 29, 2002, incorporated herein by reference to Exhibit (a) to the Registrant's Registration Statement on Form N-1A as filed via EDGAR (Accession No. 0000950131-02-002289) on June 6, 2002 (Securities Act file number 333-89968 and Investment Company Act file number 811-21115) (the "Registration Statement").

2. Registrant's By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A dated August 30, 2002 (Securities Act file number 333-89968 and Investment Company Act file number 811-21115).

3. Form of Participant Agreement between ALPS Distributors, Inc., as distributor and various broker-dealers, as participants and subject to acceptance by The Bank of New York, as trustee and administrator, incorporated herein by reference to Exhibit (e)(2) to the Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A dated August 30, 2002 (Securities Act file number 333-89968 and Investment Company Act file number 811-21115).

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               ETF ADVISORS TRUST

Date: October 31 , 2002

                               By: /s/ Laurence R. Herman
                                  ---------------------------
                                  Laurence R. Herman
                                  Director

                                                                          Page 2